Exhibit 10.22

PRIVILEGED & CONFIDENTIAL

December 28, 2007

Mr. Richard T. Burke

Chairman of the Board of Directors

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Dear Mr. Burke:

This letter sets forth my agreement with UnitedHealth Group Incorporated (the “Company”) concerning certain of the options to purchase shares of common stock of the Company granted to me by the Company during the years 2003 and 2004 (the “Subject Options”). This letter agreement will be effective on the date a duly authorized representative of the Company executes the acceptance at the end of this letter on behalf of the Company (such date, the “Effective Date”).

In furtherance of the steps I took in the Fall of last year to remediate the Company’s past option administration practices, and as I previously advised the Board of Directors and the Special Litigation Committee, I have decided to voluntarily reprice the Subject Options, on the terms set forth herein. This letter agreement in no way constitutes an admission of wrongdoing or an admission of any knowledge that the Company’s option administration practices were in any way deficient.

Exhibit A attached to this letter agreement sets forth a listing of each Subject Option. With respect to each Subject Option, Exhibit A includes the stated grant date, the stated exercise price per the Company’s 2007 proxy statement, and the new stated exercise price (the “Adjustment Price”).

The Company and I agree as follows:

1. Effective as of the Effective Date, the exercise price of each Outstanding Subject Option shall be increased to equal the Adjustment Price applicable to such Outstanding Subject Option.

2. The adjustments effected by paragraph 1 are set forth on Exhibit A.

3. Except as set forth in this letter agreement, each outstanding option held by me as of the date hereof shall remain outstanding, unaltered and in full force and effect.

4. I hereby authorize the Company to update its books and records to reflect the amendment of any option agreement or certificate pursuant to this letter agreement. I agree to make such filings on Form 4 as shall be necessary to reflect any such amendments and to take all other actions necessary or appropriate to give effect to the foregoing.

5. To the extent that the terms of this letter agreement may conflict with any employment agreement, option agreement or certificate or other agreement or understanding between me and the Company, whether written or oral (collectively, the “Other Agreements”), the terms of this letter agreement shall govern. Except as expressly modified by this letter agreement, all Other Agreements shall remain in full force and effect.

*             *             *

This letter agreement constitutes the entire agreement between the Company and me with respect to changes in the exercise price of my options and supersedes, in its entirety, any other agreement between us, whether written or oral, relating to such matter. This letter may not be amended or supplemented without both my consent and the express written authorization of the Board of Directors. This letter agreement may be executed in counterparts, including by facsimile signature, all of which shall constitute one instrument, and it shall be governed by the internal laws of the State of Minnesota, without giving effect to any otherwise applicable choice of law rules.

Very truly yours,

/s/ Stephen J. Hemsley
Stephen J. Hemsley

Acknowledged and agreed effective this 19th day of February, 2008.

UNITED HEALTH GROUP INCORPORATED

By:	/s/ Richard T. Burke
Name
Title:	Chairman of the Board of Directors

Exhibit A

To

Option Repricing Letter Agreement

Stephen J. Hemsley

Subject Options

1	2	3	4	5	6	7
Stated Grant Date	Subject Options
	Total Subject Options	Outstanding Subject Options	2007 Proxy Exercise Price	Exercise Price Adjustment Price	Differential Amount	Calculation Exercise Differential
					(5-4)	(6*3)
2/11/2004	600,000	300,000	$29.7000	$36.2382	$6.5382	$1,961,460
2/11/2004	600,000	600,000	$39.7783	$58.3600	$18.5817	$11,149,020
2/12/2003	300,000	300,000	$20.0600	$58.3600	$38.3000	$11,490,000
2/12/2003	900,000	900,000	$30.1383	$58.3600	$28.2217	$25,399,530

Total	2,400,000	2,100,000				$50,000,010